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          CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption
"Experts" and to the use of our report dated April 3, 1996, in the Registration Statement (Form S-4) and related Prospectus of Trident Rowan Group Inc. dated December 30, 1996


                           /s/ Reconta Ernst & Young

Milan, Italy
December 24, 1996